                                                                    EXHIBIT 21.1


                       SUBSIDIARIES OF HORIZON PCS, INC

SUBSIDIARY                                            JURISDICTION
----------                                            ------------
Horizon Personal Communications, Inc                  Ohio
Bright PCS, LLC                                       Ohio